Exhibit 4.1
EXECUTION VERSION

Goodyear Dunlop Tires Europe B.V.,
as Issuer
The Goodyear Tire & Rubber Company,
as Parent Guarantor
and
The Subsidiary Guarantors from time to time party hereto,
as Subsidiary Guarantors
6 3/4% Senior Notes due 2019
___________________________
INDENTURE
Dated as of April 20, 2011
___________________________
Deutsche Trustee Company Limited,
as Trustee
Deutsche Bank Luxembourg S.A.,
as Registrar
Deutsche Bank AG, London Branch,
as Principal Paying Agent and Transfer Agent
The Bank of New York Mellon (Luxembourg), S.A.,
as Luxembourg Paying Agent and Transfer Agent

i

Appendix A		Provisions Relating to Notes

Exhibit 1	—	Form of Note

Exhibit 2	—	Form of Certificate of Transfer

Exhibit 3	—	Form of Supplemental Indenture

          INDENTURE dated as of April 20, 2011, among Goodyear Dunlop Tires Europe B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), The Goodyear Tire & Rubber Company, an Ohio corporation, the Subsidiary Guarantors listed on the signature pages hereto, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank Luxembourg S.A., as registrar, Deutsche Bank AG, London Branch, as principal paying agent and transfer agent, and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg paying agent and transfer agent.
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:
ARTICLE 1
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions. For all purposes of this Indenture, the following terms shall have the following meanings:
          “Additional Assets” means:
(1)	any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.
          “Additional Notes” means Notes issued under this Indenture after the Closing Date and in compliance with Sections 2.13, 4.03 and 4.09, it being understood that any Notes issued in exchange for or replacement of any Note issued on the Closing Date shall not be an Additional Note.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 4.06 and Section 4.07 only,

“Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.
          “Agent” means any one of the Registrar, co-registrar, Transfer Agent, Paying Agent or additional paying agent and “Agents” shall mean all of them.
          “Asset Disposition” means any sale, lease, transfer or other disposition (or series of sales, leases, transfers or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

(3)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clauses (1), (2) and (3) above,
(A)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B)	for purposes of Section 4.06 only, a disposition subject to Section 4.04;

(C)	a disposition of assets with a Fair Market Value of less than $10,000,000;

(D)	a sale of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(E)	a transfer of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

(F)	a disposition of all or substantially all the Company’s assets (as determined on a Consolidated basis) in accordance with Section 5.01; and

(G)	any Specified Asset Sale.
          “Attributable Debt” means, with respect to any Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:
(1)	the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated), and

(2)	the Attributable Debt determined assuming no such termination.
          “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:
(1)	the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2)	the sum of all such payments.
          “Bank Indebtedness” means all obligations under the U.S. Bank Indebtedness and European Bank Indebtedness.
          “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Markets Indebtedness” means Indebtedness (other than Refinancing Indebtedness in respect of European Bank Indebtedness or any Qualified Receivables Transaction of the Issuer or any of its Subsidiaries) in aggregate principal amount in excess of €100 million in the form of, or represented by, bonds (other than surety bonds, indemnity bonds, performance bonds or bonds of a similar nature) or other securities that is, or is of the type that is, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter securities market or other similar securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A or Regulation S under the Securities Act).
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.
          “Change of Control” means the occurrence of any of the following events:
(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2)	during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company or the Issuer;

(4)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (as determined on a Consolidated basis) to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee; or

(5)	the Company ceases to own, directly or indirectly, at least a majority of each of the Capital Stock and the aggregate voting power of the Voting Stock of the Issuer.
          “Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
          “Closing Date” means April 20, 2011.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Company” means The Goodyear Tire & Rubber Company, an Ohio corporation, until a successor replaces it and, thereafter, means the successor.
          “Consolidated Coverage Ratio” as of any date of determination means the ratio of:
(1)	the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been filed with the SEC to

(2)	Consolidated Interest Expense for such four fiscal quarters;
     provided, however, that:
(A)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(B)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any

Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(C)	if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(D)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(E)	if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, Asset Disposition or other Investment, the amount of income, EBITDA or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X, as it may be amended or replaced from time to time, promulgated by the SEC.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness is Incurred or repaid under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.
          “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:
(1)	interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation;

(2)	amortization of debt discount and debt issuance costs;

(3)	capitalized interest;

(4)	non-cash interest expense;
(5)	commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing;
(6)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and such Indebtedness is in default under its terms or any payment is actually made in respect of such Guarantee;
(7)	net payments made pursuant to Hedging Obligations in respect of interest expense (including amortization of fees);
(8)	dividends paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary;
(9)	interest Incurred in connection with investments in discontinued operations; and
(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;
and less, to the extent included in such total interest expense, (A) any breakage costs of Hedging Obligations terminated in connection with the offering of the Notes on the Closing Date and the application of the net proceeds therefrom and (B) the amortization during such period of capitalized financing costs; provided, however, that, for any financing consummated after the Closing Date, the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.
          “Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:
(1)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:
(A)	subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and
(B)	the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;
(2)	any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;
(3)	any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (but, in the case of any Foreign Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by the Company from such Foreign Subsidiary (with the amount of cash readily procurable from such Foreign Subsidiary being determined in good faith by a Financial Officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:
(A)	subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and
(B)	the net loss of any such Restricted Subsidiary for such period shall not be excluded in determining such Consolidated Net Income;
(4)	any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5)	any extraordinary gain or loss; and

(6)	the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(iv).
          “Consolidation” means, unless the context otherwise requires, the consolidation of (1) in the case of the Company, the accounts of each of the Restricted Subsidiaries with those of the Company and (2) in the case of a Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.
          “Credit Agreements” means the U.S. Credit Agreements and the European Credit Agreement.
          “Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Designated Non-cash Consideration” means non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated by the Company as Designated Non-cash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration, which cash and cash equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to Section 4.06.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:
(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or
(3)	is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (1), (2) and (3), on or prior to 180 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the provisions of Section 4.06 and Section 4.08; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
          “EBITDA” for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:
(1)	income tax expense of the Company and its Consolidated Restricted Subsidiaries;
(2)	Consolidated Interest Expense;
(3)	depreciation expense of the Company and its Consolidated Restricted Subsidiaries;
(4)	amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and
(5)	all other non-cash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its Consolidated Restricted Subsidiaries in each case for such period (other than normal accruals in the ordinary course of business).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or (B) in the case of any Foreign Subsidiary, a corresponding amount of cash is readily procurable by the Company from such Foreign Subsidiary (as determined in good faith by a Financial Officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause (3) of the definition of “Consolidated Net Income”, such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (B).
          “Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company.
          “euro” or “€” means the single currency of participating member states of the European Monetary Union.
          “Euro Equivalent” means with respect to any monetary amount in a currency other than euros, at any time of determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination. Except as described in Section 4.03, whenever it is necessary to determine whether the Company or the Issuer has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than euros, such amount will be treated as the Euro Equivalent determined as of the date such amount is initially determined in such currency.
          “Euro MTF” means the alternative market of the Luxembourg Stock Exchange.
          “Euroclear” means the Euroclear Bank S.A./N.V. or any successor securities clearing agency.
          “European Bank Indebtedness” means any and all amounts payable under or in respect of the European Credit Agreement and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the

Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.
          “European Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of April 20, 2007 (as amended on July 18, 2008, August 22, 2008, December 18, 2009 and December 15, 2010), among the Company, the Issuer, Goodyear Dunlop Tires Germany GmbH, Goodyear GmbH & Co. KG (now merged into Goodyear Dunlop Tires Germany GmbH), Dunlop GmbH & Co. KG (now merged into Goodyear Dunlop Tires Germany GmbH), Goodyear Dunlop Tires Operations S.A., the lenders party thereto, J.P. Morgan Europe Limited, as Administrative Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and the Mandated Lead Arrangers and Joint Bookrunners identified therein, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).
          “European Government Obligations” means any security that is (i) a direct obligation of Belgium, the Netherlands, France, Germany, Ireland or any other country that is a member of the European Monetary Union, for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.
          “European Union” means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the Closing Date.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in this Indenture, determined in good faith by a Financial Officer of the Company or by the Board of Directors.
          “Financial Officer” means the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company.

          “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia, other than Goodyear Canada.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date set forth in:
(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,
(2)	statements and pronouncements of the Financial Accounting Standards Board,
(3)	such other statements by such other entities as approved by a significant segment of the accounting profession, and
(4)	the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
          “Goodyear Canada” means Goodyear Canada Inc., an Ontario corporation, and its successors and permitted assigns.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or
(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

          “Guaranteed Obligations” means the principal of and interest, if any, on the Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other obligations, monetary or otherwise, of the Company under this Indenture and the Notes (including expenses and indemnification).
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or raw materials hedge agreement.
          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person on any date of determination, without duplication:
(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction);
(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;
(5)	all Capitalized Lease Obligations and all Attributable Debt of such Person;

(6)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);
(7)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:
(A)	the Fair Market Value of such asset at such date of determination and
(B)	the amount of such Indebtedness of such other Persons;
(8)	Hedging Obligations of such Person; and
(9)	all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.
Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
          “Indenture” this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
          “Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.
          “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:
(1)	“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(A)	the Company’s “Investment” in such Subsidiary at the time of such redesignation less
(B)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
In the event that the Company sells Capital Stock of a Restricted Subsidiary such that after giving effect to such sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such sale shall be deemed to constitute an Investment made on the date of such sale of Capital Stock.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Standard & Poor’s, or an equivalent rating by any other Rating Agency.
          “Issuer” means Goodyear Dunlop Tires Europe B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), until a successor replaces it and thereafter, means the successor.
          “Legal Holiday” means a Saturday, Sunday or other day on which the Trustee or banking institutions are not required by law or regulation to be open in the State of New York or any city in which a Paying Agent maintains its office.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

          “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:
(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;
(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;
(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and
(4)	appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (but only for so long as such reserve is maintained).
          “Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
          “Note Guarantee” means each of the Parent Guarantee and the Subsidiary Guarantees.
          “Note Guarantor” means the Company and each of the Subsidiary Guarantors.
          “Notes” means the 6 3/4% Senior Notes due 2019 issued pursuant to this Indenture.

          “Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.
          “Offering Memorandum” means the Offering Memorandum, dated April 15, 2011, relating to the offering of the Notes, as supplemented or amended and including all documents incorporated by reference therein.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning. “Officer” of the Issuer means a director (bestuurder) of the Issuer.
          “Officers’ Certificate” means (1) for the Issuer, a certificate signed by two Officers or by a duly authorized attorney-in-fact and (2) for any other Person, a certificate signed by two Officers.
          “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company, the Issuer or a Subsidiary Guarantor, or other counsel who is acceptable to the Trustee.
          “Parent Guarantee” means the Guarantee of the Obligations with respect to the Notes issued by the Company pursuant to the terms of this Indenture.
          “Permitted Business” means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
(1)	the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;
(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;
(3)	Temporary Cash Investments;
(4)	receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

(7)	stock, obligations or securities received in settlement of disputes with customers or suppliers or debts (including pursuant to any plan of reorganization or similar arrangement upon insolvency of a debtor) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)	any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06;

(9)	a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(10)	any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11)	any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;

(12)	any Person to the extent such Investment in such Person existed on the Closing Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(13)	advances to, and Guarantees for the benefit of, customers, dealers or suppliers made in the ordinary course of business and consistent with past practice; and

(14)	any Person to the extent such Investment, when taken together with all other Investments made pursuant to this clause (14) and then outstanding on the date such Investment is made, does not exceed the greater of (A) the sum of (i) $500,000,000 and (ii) any amounts under Section 4.04(a)(3)(iv)(x) that were excluded by operation of the proviso in

Section 4.04(a)(3)(iv)and which excluded amounts are not otherwise included in Consolidated Net Income or intended to be permitted under any of clauses (1) through (13) of this definition and (B) 5.0% of Consolidated assets of the Company as of the end of the most recent fiscal quarter for which financial statements of the Company have been filed with the SEC.

“Permitted Liens” means, with respect to any Person:

(1)	Liens to secure Indebtedness permitted pursuant to Section 4.03(b)(1);

(2)	Liens to secure Indebtedness permitted pursuant to Sections 4.03(b)(11) and 4.03(b)(12);

(3)	pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(5)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(6)	Liens in favor of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit, bank guarantees, bankers’ acceptances and similar credit transactions do not constitute Indebtedness;

(7)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (including Indebtedness Incurred under Section 4.03(b)(6)); provided, however, that the Lien may not extend to any other property (other than property related to the property being financed) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(9)	Liens existing on the Closing Date (other than Liens referred to in the foregoing clauses (1) and (2));

(10)	Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Company or a Restricted Subsidiary;

(11)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(12)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(13)	Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(14)	Liens on assets of Foreign Subsidiaries securing Indebtedness Incurred under Section 4.03(b)(10);

(15)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (8), (9), (10) and (11); provided, however, that:
(A)	such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof) and

(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:
(i)	the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (8), (9), (10) or (11) hereof at the time the original Lien became a Permitted Lien under this Indenture; and

(ii)	an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;
(16)	Liens on accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction;

(17)	judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(18)	Liens arising from Uniform Commercial Code financing statement filings regarding leases that do not otherwise constitute Indebtedness entered into in the ordinary course of business;

(19)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries;

(20)	Liens which constitute bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

(21)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)	Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods; and

(23)	other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (23) does not exceed 7.5% of Consolidated assets of the Company, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided, however, notwithstanding whether this clause (23) would otherwise be available to secure Indebtedness, Liens securing Indebtedness originally secured pursuant to this clause (23) may secure Refinancing Indebtedness in respect of such Indebtedness and such Refinancing Indebtedness shall be deemed to have been secured pursuant to this clause (23).
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
          “Purchase Money Indebtedness” means Indebtedness:
(1)	consisting of the deferred purchase price of property, plant or equipment, conditional sale obligations, obligations under any title retention agreement and other obligations Incurred in connection with the acquisition, construction or improvement of such asset, in each case where the amount of such Indebtedness does not exceed the greater of (A) the cost of the asset being financed and (B) the Fair Market Value of such asset; and

(2)	Incurred to finance such acquisition, construction or improvement by the Company or a Restricted Subsidiary of such asset;
provided, however, that such Indebtedness is Incurred within 180 days after such acquisition or the completion of such construction or improvement.

          “Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note
(1)	shall be repaid from cash available to the Receivables Entity, other than
(A)	amounts required to be established as reserves;

(B)	amounts paid to investors in respect of interest;

(C)	principal and other amounts owing to such investors; and

(D)	amounts paid in connection with the purchase of newly generated receivables and
(2)	may be subordinated to the payments described in clause (1).
          “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:
(1)	a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

(2)	any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a Financial Officer of the Company).
The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.
          “Rating Agency” means Standard & Poor’s and Moody’s or if Standard & Poor’s or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

          “Receivables Entity” means a (a) Wholly Owned Subsidiary of the Company which is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):
(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which
(A)	is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(B)	is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(C)	subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(2)	which is not an Affiliate of the Company or with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3)	to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
          “Reference Date” means May 11, 2009.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

          “Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:
(1)	the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

(3)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn (other than any such amount that would have been prohibited from being drawn pursuant to Section 4.03)) (plus fees and expenses, including any premium and defeasance costs), and

(4)	if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;
provided further, however, that Refinancing Indebtedness shall not include:
(A)	Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or

(B)	Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
          “Related Business” means any business reasonably related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Closing Date.
“Restricted Payment” in respect of any Person means:

(1)	the declaration or payment of any dividend, any distribution on or in respect of its Capital Stock or any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) to the direct or indirect holders of its Capital Stock in their capacity as such, except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified

Stock or, in the case of a Restricted Subsidiary, Preferred Stock) and (B) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has Capital Stock held by Persons other than the Company or other Restricted Subsidiaries, to such other Persons on no more than a pro rata basis),

(2)	the purchase, repurchase, redemption, retirement or other acquisition (“Purchase”) for value of any Capital Stock of the Company held by any Person (other than Capital Stock held by the Company or a Restricted Subsidiary) or any Capital Stock of a Restricted Subsidiary held by any affiliate of the Company (other than by a Restricted Subsidiary) (other than in exchange for Capital Stock of the Company that is not Disqualified Stock),

(3)	the Purchase for value, prior to scheduled maturity, of any scheduled repayment or any scheduled sinking fund payment, any Subordinated Obligations (other than the Purchase for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such Purchase), or

(4)	any Investment (other than a Permitted Investment) in any Person.
          “Restricted Subsidiary” means (i) the Issuer and (ii) any other Subsidiary of the Company other than an Unrestricted Subsidiary. The Issuer may never be designated as an Unrestricted Subsidiary.
          “Sale/Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than (i) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.
          “SEC” means the Securities and Exchange Commission.
          “Secured Indebtedness” means any Indebtedness secured by a Lien.
          “Securities” means Securities issued under this Indenture.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          “Senior Indebtedness” of the Company, the Issuer or any Subsidiary Guarantor, as the case may be, means the principal of, premium (if any) and accrued and unpaid interest, if any, on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, the Issuer or any Subsidiary Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness, the Notes (in the case of the Issuer), the Note Guarantees (in the case of the Note Guarantors) and all other Indebtedness of the Company, the Issuer or any Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Notes or such Note Guarantor’s Note Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company, the Issuer or any Subsidiary Guarantor shall not include:
(1)	any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company, the Issuer or any other Subsidiary of the Company;

(2)	any liability for Federal, state, local or other taxes owed or owing by the Company, the Issuer or such Subsidiary Guarantor, as applicable;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4)	any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in right of payment to any other Indebtedness or obligation of the Company, the Issuer or such Subsidiary Guarantor, as applicable, including any Subordinated Obligations of the Company, the Issuer or such Subsidiary Guarantor, as applicable;

(5)	any obligations with respect to any Capital Stock; or

(6)	any Indebtedness Incurred in violation of this Indenture.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Specified Asset Sale” means the sale of all or a portion of the Company’s properties in Akron, Summit County, Ohio held on the date hereof.
          “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, taken as a whole, are customary in an accounts receivable transaction.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
          “Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that by its terms is subordinate or junior in right of payment to the Note Guarantee of the Company. “Subordinated Obligation” of the Issuer or a Subsidiary Guarantor has a correlative meaning.
          “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:
(1)	such Person,

(2)	such Person and one or more Subsidiaries of such Person or

(3)	one or more Subsidiaries of such Person.
          “Subsidiary Guarantee” means each Guarantee of the Obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.
          “Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.
          “Temporary Cash Investments” means any of the following:
(1)	direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or a member state of the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or a member state of the European Union), in each case maturing within one year from the date of acquisition thereof;

(2)	investments in commercial paper maturing within 270 days from the date of acquisition thereof, and having, at such date of acquisition, ratings of A1 from Standard & Poor’s and P1 from Moody’s;

(3)	investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any commercial bank organized under the laws of the United States of America or any state thereof or a member state of the European Union which has a short-term deposit rating of A1 from Standard & Poor’s and P1 from Moody’s and has a combined capital and surplus and undivided profits of not less than $500,000,000;

(4)	fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution described in clause (3) above;

(5)	money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (B) are rated AAA by Standard & Poor’s and Aaa by Moody’s and (C) have portfolio assets of at least $5,000,000,000; and

(6)	in the case of any Foreign Subsidiary, (A) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by Standard & Poor’s or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency, (B) investments of the type and maturity described in clauses (2) through (5) of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (C) investments of the type and maturity described in clause (3) in any obligor organized under the laws of a jurisdiction other than the United States or a member state of the European Union that (i) is a branch or subsidiary of a lender or the ultimate parent company of a lender under any of the Credit Agreements (but only if such lender meets the ratings and capital, surplus and undivided profits requirements of such clause (3)) or (ii) carries a rating at least equivalent to the rating of the sovereign nation in which it is located, and (D) other investments of the type and maturity described in clause (3) in obligors organized under the laws of a jurisdiction other than the United States in any country in which such Subsidiary is located; provided, however, that the investments permitted under this subclause (D) shall be made in amounts and jurisdictions consistent with the Company’s policies governing short-term investments.
          “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Closing Date.

          “Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
          “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters, and any other officer of the Trustee to whom a matter arising under this Indenture may be referred.
          “Trustee” means Deutsche Trustee Company Limited, until a successor replaces it and, thereafter, means the successor.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means:
(1)	any Subsidiary of the Company, other than the Issuer, that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

(2)	any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors may designate any Subsidiary of the Company, other than the Issuer, (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:
(A)	the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or

(B)	if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.
The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
(x)	(1) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) or (2) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries would be greater after giving effect to such designation than before such designation and

(y)	no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Bank Indebtedness” means any and all amounts payable under or in respect of the U.S. Credit Agreements and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.
          “U.S. Credit Agreements” means (i) the Amended and Restated First Lien Credit Agreement, dated as of April 20, 2007, among the Company, the lenders party thereto, the issuing banks party thereto, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., BNP Paribas, The CIT Group/Business Credit, Inc., General Electric Capital Corporation, GMAC Commercial Finance LLC, Wells Fargo Foothill, as Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and (ii) the Amended and Restated Second Lien Credit Agreement, dated as of April 20, 2007, among the Company, the lenders party thereto, Deutsche Bank Trust Company Americas, as Collateral Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).
          “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
          “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          “Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.
                    SECTION 1.02. Other Definitions.

Defined in
Term	Section
“Additional Amounts”	4.16(b)
“Affiliate Transaction”	4.07(a)
“Authentication Agent”	2.02
“Authentication Order”	2.02
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Duplicate Register”	2.03(b)
“Event of Default”	6.01
“Global Notes”	Appendix A
“Initial Lien”	4.09
“Judgment Currency”	11.10
“legal defeasance option”	8.01(b)
“Luxembourg Paying Agent”	2.03(b)
“Offer”	4.06(c)
“Offer Amount”	4.06(d)(3)
“Offer Period”	4.06(d)(3)
“Paying Agent”	2.03(a)
“Principal Paying Agent”	2.03(b)
“Purchase Date”	4.06(d)(2)
“Registrar”	2.03(a)
“Relevant Taxing Jurisdiction”	4.16(a)
“Reversion Date”	4.12(b)
“Required Currency”	11.10
“Successor Company”	5.01(a)(1)
“Successor Guarantor”	5.01(d)(1)
“Successor Issuer”	5.01(b)(1)
“Suspended Covenants”	4.12(a)
“Suspension Date”	4.12(a)
“Suspension Period”	4.12(b)
“Taxes”	4.16(a)
“Transfer Agent”	2.03(a)
                    SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural and words in the plural include the singular;

(6)	unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)	secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8)	the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9)	the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10)	all references to the date the Notes were originally issued shall refer to the Closing Date.
ARTICLE 2
The Notes
          SECTION 2.01. Form and Dating. Provisions relating to the Notes are set forth in Appendix A attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to this Indenture, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix A and

Exhibit 1 are part of the terms of this Indenture. The Notes shall be issuable only in registered form without interest coupons and only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
          SECTION 2.02. Execution and Authentication. Two Officers or a duly authorized attorney-in-fact shall sign the Notes for the Issuer by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee shall, upon receipt of a written order of the Issuer (an “Authentication Order”), authenticate and make available for delivery Notes as set forth in Appendix A.
          The Trustee may appoint an authentication agent (an “Authentication Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an Authentication Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authentication Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Trustee hereby initially appoints Deutsche Bank AG, London Branch, who accepts such appointment, as its Authentication Agent. The Issuer confirms that such appointment is acceptable to it.
          SECTION 2.03. Registrar, Transfer Agent and Paying Agent. (a) The Issuer shall maintain an office or agency in Luxembourg where Notes may be presented for registration (the “Registrar”) and an office or agency in London and Luxembourg (for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require) where Notes may be presented for transfer or exchange (the “Transfer Agent”) or payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional transfer and paying agents. The terms “Paying Agent” and “Transfer Agent” include any additional paying agent or transfer agent, as applicable, and the term “Registrar” includes any co-registrars.
          The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar, Paying Agent or Transfer Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer, the Company or any Wholly Owned Subsidiary may act as Registrar, Paying Agent or Transfer Agent.
          The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by this Indenture. The Registrar need not register transfer or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed, or any Notes for a period of 15 days before a selection of an interest payment date. The Holder of a Note may be treated as the owner of such Note for all purposes.
          (b) The Issuer initially appoints Deutsche Bank AG, London Branch, in London, and The Bank of New York Mellon (Luxembourg), S.A., in Luxembourg, who each accept such appointments, as (i) principal Paying Agent (the “Principal Paying Agent”) and Luxembourg Paying Agent (the “Luxembourg Paying Agent”), respectively, and (ii) Transfer Agents. The Issuer initially appoints Deutsche Bank Luxembourg S.A., in Luxembourg, who accepts such appointment, as Registrar. In addition, the Issuer undertakes that it will ensure, to the extent practicable, that it maintains a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC regarding the taxation of savings income or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directives. Each time the register is amended or updated, the Registrar shall send a copy of the register to the Issuer who will keep an updated copy of the register at its registered office (the “Duplicate Register”). In the event of inconsistency between the register and the Duplicate Register, the Duplicate Register shall, for purposes of Luxembourg law, prevail.
          (c) The Issuer may change any Agent upon written notice to such Agent and to the Trustee, without prior notice to the Holders; provided, however, that no removal of any Agent required under this Indenture shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as the applicable Agent until the appointment of a successor in accordance with clause (i) above. Any Agent may resign by providing 30 days’ written notice to the Issuer and the Trustee. In addition, for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Issuer shall publish notice of the change in Agent in Luxembourg in a daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu).

          SECTION 2.04. Deposits of Money; Paying Agent To Hold Deposits in Trust. Prior to 5:00 p.m., London time, one Business Day prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with the relevant Paying Agent(s) (or if the Issuer, the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of Holders entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing (and each Paying Agent party to this Indenture agrees) that the relevant Paying Agent(s) shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Issuer, the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Subject to actual receipt of such funds as provided by this Section 2.04 by the designated Paying Agent, such Paying Agent shall make payments on the Notes in accordance with the provisions of this Indenture. Upon complying with this Section, the relevant Paying Agent(s) shall have no further liability for the money delivered to the Trustee. For the avoidance of doubt, each Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by such Paying Agent and Trustee for which payment instructions are not made or that are not otherwise deposited by the due dates set forth in this Section 2.04.
          SECTION 2.05. Lists of Holders of Notes. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If neither the Trustee nor an Affiliate of the Trustee is the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
          SECTION 2.06. Transfer and Exchange. (a) The Notes shall be issued in registered form and shall be transferable only in compliance with Appendix A and upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a Transfer Agent with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a Transfer Agent with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
          (b) To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfer or exchanges of Notes selected for redemption in accordance with the terms of this Indenture (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or any Notes for a period of 15 days before an interest payment date.
          Prior to the due presentation for registration of transfer of any Note, the Issuer, the Note Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Note Guarantor, the Trustee, any Paying Agent, or the Registrar shall be affected by notice to the contrary.
          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same Indebtedness and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
          SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or at the office of a Transfer Agent or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Note Guarantors, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.
          Every replacement Note is an additional Obligation of the Issuer. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
          SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Note does not cease to be outstanding because the Issuer or the Company or an Affiliate of the Issuer or the Company holds the Note.
          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
          If the Paying Agents segregate and hold in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.09. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder.
          SECTION 2.10. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. Each Agent shall forward to the Trustee any Notes surrendered to it for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, replacement, payment or cancellation and deliver a certificate of such cancellation to the Issuer upon request. The Trustee shall retain all canceled securities in accordance with its standard procedures (subject to the record retention requirements of the Exchange Act). The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of cancelled Notes other than pursuant to the terms of this Indenture.
          SECTION 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly give notice to each Holder that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.12. Common Codes and ISINs. The Issuer in issuing the Notes may use Common Codes and ISINs (if then generally in use) and, if so, the Trustee shall use Common Codes and ISINs in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including a notice of redemption) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or notice of redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the Common Codes or ISINs.
          SECTION 2.13. Issuance of Additional Notes. After the Closing Date, the Issuer shall be entitled, subject to its compliance, at the time of and after giving effect to such issuance, with Section 4.03 and Section 4.09, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Closing Date, other than with respect to the date of issuance and issue price; provided that any such Additional Notes will be treated, for U.S. Federal income tax purposes, as fungible with the Notes. All the Notes issued under this Indenture (including any Additional Notes) shall be treated as a single class for all purposes of this Indenture, including in respect of any amendment, waiver, other modification or optional redemption by the Issuer.
          With respect to any Additional Notes, the Issuer shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee (along with a copy of the resolutions of the board of directors of the Issuer authorizing the Additional Notes), the following information:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Issuer is relying on to issue such Additional Notes; and
     (2) the issue price, the issue date, the Common Code and ISIN of such Additional Notes.
          SECTION 2.14. Agents Interest. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several. The Issuer and the Paying Agents acknowledge and agree that during the continuance of an Event of Default, the Trustee may, by notice in writing to each of the Issuer and the Paying Agents, require that the Paying Agents act as agents of, and take instructions exclusively from, the Trustee.
ARTICLE 3
Redemption
          SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to paragraphs 6 or 7 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed, the redemption price, the ISIN numbers and Common Codes and the paragraph of the Notes pursuant to which the redemption will occur.
          The Issuer shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled by the Issuer at any time prior to notice of such redemption being given to any Holder and shall thereby be void and of no effect unless the Trustee has sent the notice of redemption pursuant to Section 3.03 below.
          In the case of a redemption provided for by paragraph 7 of the Notes, prior to the publication or delivery of any notice of redemption of any series of Notes pursuant to such paragraph, the Issuer shall deliver to the Trustee (a) an Officers’ Certificate to the effect that the Issuer or the Note Guarantors, as the case may be, cannot avoid the obligation to pay Additional Amounts with respect to the Notes or the Guarantees by taking reasonable measures available to it and (b) an opinion of counsel of independent legal counsel of recognized standing stating that such Issuer or Note Guarantor would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations. The Trustee shall accept such Officers’ Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders. Any such notice may be canceled at any time prior to notice of such redemption being given to any Holder and shall thereby be void and of no effect. For the avoidance of doubt, the implementation of European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such directives will not be a change or amendment for such purposes.
          SECTION 3.02. Selection of Notes to Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method (including by pool factor) that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate, unless otherwise required by applicable law or applicable stock exchange or depositary requirements. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than €100,000. Notes and portions of them the Trustee selects shall be in principal amounts of €100,000 or a whole multiple of €1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.
          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer, or the Trustee (at the direction of the Issuer), shall give notice to each Holder of Notes to be redeemed. For Notes which are represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders. In addition, for so long as any Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, any such notice to the Holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu), and, in connection with any redemption, the Issuer will notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Note in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the depositary for such Note (or its designee) pursuant to the customary procedures of such depositary.
The notice shall identify the Notes to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the relevant Paying Agent(s);

     (4) that Notes called for redemption must be surrendered to the relevant Paying Agent(s) to collect the redemption price;
     (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;
     (6) that, unless the Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and
     (7) that no representation is made as to the correctness or accuracy of the Common Code or ISIN, if any, listed in such notice or printed on the Notes.
          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.
          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given to Holders, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to a Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date if the redemption date is after a regular record date and on or prior to the interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m., London time, on the redemption date, the Issuer shall deposit with the relevant Paying Agent(s) (or, if the Issuer, the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Issuer to the Trustee for cancellation. Interest shall cease to accrue on Notes or portions thereof called for redemption on and after the date the Issuer has deposited with the relevant Paying Agent(s) funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed, unless such Paying Agent(s) is prohibited from making such payment pursuant to the terms of this Indenture. For the avoidance of doubt, each Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by such Paying Agent and Trustee for which payment instructions are not made or that are not otherwise deposited by the date set forth in this Section 3.05.

          SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
ARTICLE 4
Covenants
          SECTION 4.01. Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the relevant Paying Agent(s) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.
     The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Company is a Note Guarantor, the Company shall file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. Delivery of such reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such does not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.13). In addition, the Issuer shall furnish to the Holders of the Notes and to prospective investors (upon request) any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the information in this

Section 4.02 shall also be made available in Luxembourg through the offices of the Paying Agent in Luxembourg.
          SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company, the Issuer or any Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0:1.0.
     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:
(1)	(x) U.S. Bank Indebtedness in an aggregate principal amount not to exceed the greater of (A) $3,000,000,000, less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness in satisfaction of the Company’s or any Restricted Subsidiary’s obligations under Section 4.06 and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable pledged, sold or otherwise transferred or encumbered by the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction), in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC and (y) European Bank Indebtedness in an aggregate principal amount not to exceed €525,000,000; provided, however, that the amount of Indebtedness that may be Incurred pursuant to this clause (1) shall be reduced by any amount of Indebtedness Incurred and then outstanding pursuant to the election provision of clause (10)(A)(ii) below;

(2)	Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

(3)	Indebtedness (A) represented by the Notes issued on the Closing Date (not including any Additional Notes) and the Subsidiary Guarantees, (B) outstanding on the Closing Date (other than the

Indebtedness described in clauses (1) and (2) above), and (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a);

(4)	(A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) or (ii) the Consolidated Coverage Ratio immediately after giving effect to such Incurrence and acquisition would be greater than such ratio immediately prior to such transaction and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

(5)	Indebtedness (A) in respect of performance bonds, bankers’ acceptances, letters of credit and surety or appeal bonds entered into by the Company or any Restricted Subsidiary in the ordinary course of business, and (B) Hedging Obligations entered into in the ordinary course of business to hedge risks with respect to the Company’s or a Restricted Subsidiary’s interest rate, currency or raw materials pricing exposure and not entered into for speculative purposes;

(6)	Purchase Money Indebtedness, Capitalized Lease Obligations and Attributable Debt and Refinancing Indebtedness in respect thereof in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed the greater of (A) $600,000,000 and (B) 5.0% of Consolidated assets of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC;

(7)	Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction;

(8)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of a Financial Officer’s becoming aware of its Incurrence;

(9)	any Guarantee (other than the Note Guarantees) by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture (other than Indebtedness Incurred pursuant to clause (4) above);
(10) (A)	Indebtedness of Foreign Subsidiaries in an aggregate principal amount that, when added to all other Indebtedness Incurred pursuant to this clause (10)(A) and then outstanding, will not exceed (i) $1,150,000,000 plus (ii) any amount then permitted to be Incurred pursuant to clause (1) above that the Company instead elects to Incur pursuant to this clause (10)(A); and
(B)	Indebtedness of Foreign Subsidiaries Incurred in connection with a Qualified Receivables Transaction in an amount not to exceed €300,000,000 at any one time outstanding;
(11)	Indebtedness constituting unsecured Indebtedness or Secured Indebtedness in an amount not to exceed $1,300,000,000 and Refinancing Indebtedness in respect thereof; and

(12)	Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, will not exceed $150,000,000.
       (c)    For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03:
(1)	Outstanding Indebtedness Incurred pursuant to any of the Credit Agreements prior to or on the Closing Date shall be deemed to have been Incurred pursuant to clause (1) of paragraph (b) above;

(2)	Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(3)	in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness (or any portion thereof) as of the time of Incurrence and will only be required to include the amount of such Indebtedness in one of such clauses (provided that any Indebtedness originally classified as Incurred pursuant to Sections 4.03(b)(2) through (b)(12) may later be reclassified as having been Incurred pursuant to Section 4.03(a) or any other of Sections 4.03(b)(2) through (b)(12) to the extent that such reclassified Indebtedness could be Incurred pursuant to Section 4.03(a) or one of Sections 4.03(b)(2) through (b)(12), as the case may be, if it were Incurred at the time of such reclassification).
        (d) For purposes of determining compliance with any U.S. dollar or euro denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent or Euro Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars or euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars or euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent or Euro Equivalent, as appropriate, of the Indebtedness Refinanced determined on the date of the Incurrence of such Indebtedness, except to the extent that (1) such U.S. Dollar Equivalent or Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the immediately preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent or Euro Equivalent, as appropriate, of such excess will be determined on the date such Refinancing Indebtedness is Incurred.
                  SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment if at the time the Company or such Restricted Subsidiary makes any Restricted Payment:
(1)	a Default shall have occurred and be continuing (or would result therefrom);

(2)	the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by a Financial Officer of the Company, whose determination will be conclusive) declared or made subsequent to the Reference Date would exceed the sum, without duplication, of:
(i)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Reference Date occurs to the end of the most recent fiscal quarter for which financial statements have been filed with the SEC prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

(ii)	100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Reference Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Reference Date;

(iii)	the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s Consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Reference Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Reference Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

(iv)	an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case realized by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
          (b) The provisions of Section 4.04(a) shall not prohibit:
          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such sale to such an employee stock ownership plan or trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that:
(A)	such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments under Section 4.04(a)(3), and

(B)	the Net Cash Proceeds from such sale applied in the manner set forth in Section 4.04(b)(1) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(ii);
          (2) any prepayment, repayment or Purchase for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, other Subordinated Obligations or Indebtedness Incurred under Section 4.03(a); provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments;
          (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

          (4) any Purchase for value of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Purchases for value will not exceed $10,000,000 in any calendar year; provided further, however, that any of the $10,000,000 permitted to be applied for Purchases under this Section 4.04(b)(4) in a calendar year (and not so applied) may be carried forward for use in the following two calendar years; provided further, however, that such Purchases for value shall be excluded in the calculation of the amount of Restricted Payments;
          (5) so long as no Default has occurred and is continuing, payments of dividends on Disqualified Stock issued after the Reference Date pursuant to Section 4.03; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;
          (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
          (7) so long as no Default has occurred and is continuing, any prepayment, repayment or Purchase for value of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.06; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments;
          (8) payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or
          (9) any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Reference Date pursuant to this Section 4.04(b)(9), does not exceed $600,000,000; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.
         SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;
          (2) make any loans or advances to the Company; or
          (3) transfer any of its property or assets to the Company, except:
(A)	any encumbrance or restriction pursuant to applicable law, rule, regulation or order or an agreement in effect at or entered into on the Closing Date;

(B)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

(C)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(3)(A) or Section 4.05(3)(B) or this Section 4.05(3)(C) or contained in any amendment to an agreement referred to in Section 4.05(3)(A) or Section 4.05(3)(B) or this Section 4.05(3)(C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(D)	in the case of Section 4.05(3), any encumbrance or restriction
(i)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; or

(ii)	contained in mortgages, pledges and other security agreements securing Indebtedness of a Restricted

Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;
(E)	with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(F)	any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity;

(G)	purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.05(3);

(H)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

(I)	restrictions on cash or other deposits or net worth imposed by customers, suppliers or, in the ordinary course of business, other third parties; and

(J)	with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if:
(i)	the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or

(ii)	at the time such Indebtedness is Incurred, such encumbrance or restriction is not expected to materially affect the Company’s ability to make payments under its Note Guarantee, as determined in good faith by a Financial Officer of the Company, whose determination shall be conclusive.
SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition;
     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Additional Assets; and
     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:
(A)	first, to the extent the Company elects (or is required by the terms of any applicable Indebtedness) (i) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company, the Issuer or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor or (ii) to cause any loan commitment that is available to be drawn under the applicable credit facility and to be Incurred under this Indenture and that when drawn would constitute Secured Indebtedness, to be permanently reduced by the amount of Net Available Cash, in each case, other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock, within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B)	second, to acquire Additional Assets (or otherwise to make capital expenditures), in each case within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(C)	third, to the extent of the balance of such Net Available Cash after application in accordance with Section 4.06(a)(3)(A) and Section 4.06(a)(3)(B), to make an Offer (as defined in Section 4.06(c)) to purchase Notes pursuant to and subject to the conditions set forth in Section 4.06(c); provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Notes and any Senior Indebtedness of the Company; and

(D)	fourth, to the extent of the balance of such Net Available Cash after application in accordance with Sections 4.06(a)(3)(A), 4.06(a)(3)(B) and 4.06(a)(3)(C), for any general corporate purpose permitted by the terms of this Indenture;

provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to Section 4.06(a)(3)(A) or Section 4.06(a)(3)(C), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

Notwithstanding the foregoing provisions of this Section 4.06(a)(3), the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 exceeds $25,000,000. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash may be used or invested in any manner that is not prohibited by this Indenture.
          (b) For the purposes of this covenant, the following are deemed to be cash:
     (1) the assumption of Indebtedness or other obligations of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is the Issuer or a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or obligations in connection with such Asset Disposition;
     (2) any Designated Non-cash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Non-cash Consideration received pursuant to this clause and then outstanding, does not exceed at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of (1) $200,000,000 and (2) 1.5% of the total Consolidated assets of the Company as shown on the most recent balance sheet of the Company filed with the SEC;
     (3) securities, notes or similar obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; and
     (4) Temporary Cash Investments.
            (c) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 4.06(a)(3)(C), the Company (or the Issuer) shall be required

(i) to purchase Notes tendered pursuant to an offer for the Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in Section 4.06(d) and (ii) to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby; provided that in no event shall the offer to purchase such Senior Indebtedness be made at a purchase price in excess of 100% of its principal amount (without premium) or, unless otherwise provided for in such Senior Indebtedness, the accreted amount, if issued with original issue discount, plus accrued and unpaid interest thereon. If the aggregate purchase price of Notes (and Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Senior Indebtedness), the Company (or the Issuer) shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(3)(D). The Company (or the Issuer) shall not be required to make an Offer for Notes (and Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.06(a)(3)(A) and Section 4.06(a)(3)(B)) is less than $25,000,000 for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).
          (d) (1) If the aggregate purchase price of Notes (and other Senior Indebtedness) tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company (or the Issuer) shall select the Notes (and other Senior Indebtedness) to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company (or the Issuer) so that only Notes in denominations of €100,000 and integral multiples of €1,000 in excess thereof and other Senior Indebtedness in denominations of $1,000 and integral multiples thereof, shall be purchased).
     (2) Promptly, and in any event within 10 days after the Company (or the Issuer) becomes obligated to make an Offer, the Company (or the Issuer) shall deliver to the Trustee and each Holder notice stating that the Holder may elect to have his Notes purchased by the Company (or the Issuer) either in whole or in part (subject to prorating as described in Section 4.06(d)(1) in the event the Offer is oversubscribed) in denominations of €100,000 and integral multiples of €1,000 in excess thereof of principal amount at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”).
     (3) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company (or the Issuer) shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Offer for repurchase, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a)

and (c). By 11:00 a.m. London time on the Purchase Date, the Company (or the Issuer) shall irrevocably deposit with the Trustee or with the relevant Paying Agent(s) (or, if the Issuer, the Company or a Wholly Owned Subsidiary is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company (or the Issuer) shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company (or the Issuer). The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company (or the Issuer) to the Trustee is less than the Offer Amount applicable to the Notes, the Trustee shall deliver the excess to the Company (or the Issuer) immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.
     (4) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company (or the Issuer) at the address specified in the notice at least three Business Days prior to the Purchase Date. A Holder shall be entitled to withdraw its election if the Trustee or the Company (or the Issuer) receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Note which was delivered for purchase by such Holder and a statement that such Holder is withdrawing its election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
     (5) At the time the Company (or the Issuer) delivers Notes to the Trustee which are to be accepted for purchase, the Company (or the Issuer) shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company (or the Issuer) pursuant to and in accordance with the terms of this Section 4.06. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
          (e) The Company (and the Issuer) shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, including the laws of Luxembourg, in connection with the purchase of Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company (and the

Issuer) shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.
          SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless such transaction is on terms:
     (1) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate,
     (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $25,000,000,
(A)	are set forth in writing, and

(B)	have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and,
     (3) that, in the event such Affiliate Transaction involves an amount in excess of $75,000,000, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.
     (b) The provisions of Section 4.07(a) will not prohibit:
     (1) any Restricted Payment permitted to be paid pursuant to Section 4.04,
     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,
     (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,
     (4) loans or advances to employees in the ordinary course of business of the Company,
     (5) the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of,

directors, officers and employees of the Company and its Restricted Subsidiaries in the ordinary course of business,
     (6) any transaction between or among any of the Company, any Restricted Subsidiary or any joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity,
     (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company,
     (8) any agreement as in effect on the Closing Date and described in the Offering Memorandum or in the Company’s SEC filings as filed on or prior to the Closing Date, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable in any material respect to the Company or its Restricted Subsidiaries) and the transactions evidenced thereby,
     (9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party, or
     (10) any transaction effected as part of a Qualified Receivables Transaction.
          SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with Section 4.08(b).
          (b) Within 30 days following any Change of Control, the Issuer shall give notice to each Holder with a copy to the Trustee (the “Change of Control Offer”), stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts and financial information regarding such Change of Control;
     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is given); and
     (4) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.
          (c) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if the Notes have been called for redemption to the extent that the Issuer gives a valid notice of redemption to Holders prior to the Change of Control, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in such redemption notice.
          (d) (1) If and for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Issuer shall publish notices relating to the Change of Control Offer in a leading newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu).
(2)	The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, including the laws of Luxembourg, in connection with the purchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
          (e) On the purchase date, all Notes purchased by the Issuer under this Section 4.08 shall be delivered by the Issuer to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
          SECTION 4.09. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its property or assets (including Capital

Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
          Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
                SECTION 4.10. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:
(1)	(A) the Company or such Restricted Subsidiary would be entitled to:
(i)	Incur Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 4.03; and

(ii)	create a Lien on such property securing such Indebtedness without equally and ratably securing the Notes pursuant to Section 4.09;
(B)	the gross proceeds payable to the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(C)	the transfer of such property is permitted by, and, if applicable, the Company applies the proceeds of such transaction in compliance with, Section 4.06; or
(2)	the Sale/Leaseback Transaction is with respect to all or a portion of the Company’s properties in Akron, Summit County, Ohio.
                SECTION 4.11. Future Subsidiary Guarantors. The Company shall cause (i) each Restricted Subsidiary that Guarantees any Indebtedness of the Company or any Subsidiary Guarantor, and (ii) each Restricted Subsidiary that Guarantees any Capital Markets Indebtedness of the Issuer, to become a Subsidiary Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in Exhibit 3 hereto pursuant to which such Subsidiary shall Guarantee payment of the Notes. Each Subsidiary Guarantee shall be limited (x) to an amount not to exceed the maximum amount that can be

Guaranteed by that Subsidiary Guarantor, without (A) rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or (B) subjecting any officers or directors of the Subsidiary Guarantor to a material risk of personal liability, and (y) by applicable corporate benefit or similar laws.
          SECTION 4.12. Suspension of Certain Covenants. (a) Following the first day (the “Suspension Date”) that:
(1)	the Notes have an Investment Grade Rating from both of the Rating Agencies, and

(2)	no Default has occurred and is continuing hereunder with respect to the Notes, the Company and its Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and Section 5.01(a)(3)(collectively, the “Suspended Covenants”). In addition, the Company may elect to suspend the Subsidiary Guarantees.
          (b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to such Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guarantees shall be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period.”
          (c) Notwithstanding that the Suspended Covenants may be reinstated, no Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Company shall not designate any Subsidiary to be an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary to be an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.
          (d) On the Reversion Date, all Indebtedness Incurred during the Suspension Period shall be classified to have been Incurred pursuant to Section 4.03(to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.03(a) or Section 4.03(b), such Indebtedness shall be deemed to have been outstanding on the Closing Date, so that it is classified as permitted under Section 4.03(b)(3)(B). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 shall be made as though Section 4.04 had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.04(a) and the items specified in Section 4.04(a)(3) shall increase the amount available to be made under Section 4.04(a). For purposes of determining compliance with Section 4.06(a) and Section 4.06(b), the Net Available Cash from all Asset Dispositions not applied in accordance with Section 4.06 shall be deemed to be reset to zero after the Reversion Date.
          (e) In addition, without causing a Default or Event of Default, the Company and the Restricted Subsidiaries may honor any contractual commitments to take actions after a Reversion Date as long as such contractual commitments were entered into during a Suspension Period and not in anticipation of such Notes no longer having an Investment Grade Rating from both of the Rating Agencies.
          (f) The Company shall provide written notice to the Trustee of the occurrence of any Suspension Date or Reversion Date and of any election made pursuant to this Section; provided, that the failure to provide such notice shall not affect the operation of this Section 4.12 or the Company’s rights hereunder.
          SECTION 4.13. Compliance Certificate. The Issuer or the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer a certificate signed by a Financial Officer stating (i) that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made with a view to determining whether the Company, the Issuer and the Subsidiary Guarantors have fulfilled their obligations under this Indenture and (ii) that, to the knowledge of such Financial Officer, no Default or Event of Default occurred during such period (or, if a Default or Event of Default hereunder shall have occurred, describing all such Defaults or Events of Default hereunder of which such Financial Officer may have knowledge and what action the Issuer has taken, is taking and/or proposes to take with respect thereto).
          SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Issuer and the Note Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          SECTION 4.15. Maintenance of Listing. Each of the Company and the Issuer shall use its reasonable efforts to maintain the listing of the Euro MTF for so long as such Notes are outstanding; provided, however, that if at any time the Company or the Issuer determines that it will not maintain such listing, it will obtain prior to the delisting of the Notes from the Euro MTF, and thereafter use its reasonable efforts to maintain, a listing of such Notes on another internationally recognized stock exchange. If and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Issuer shall maintain a listing, paying and transfer agent in Luxembourg with respect to the Notes.
          SECTION 4.16. Payment of Additional Amounts. (a) All payments made by or on behalf of the Issuer or the Note Guarantors under or with respect to the Notes or the Note Guarantees shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of the Netherlands or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which the Issuer or any Note Guarantor (or any successor Person) is, organized or otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof.
          (b) If the Issuer or any Note Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, or if a Holder actually pays such Taxes where the Issuer or the Note Guarantor failed to withhold or deduct Taxes required to be held or deducted, from any payment made under or with respect to the notes or the Note Guarantees, the Issuer or the relevant Note Guarantor, as applicable, will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders (including Additional Amounts) after such withholding or deduction (including any Taxes on such Additional Amounts) will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of such Note); (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; or (3) any Taxes withheld, deducted or imposed on a payment to an individual and which are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to such directives; nor will the Issuer or any Note Guarantor pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period), or (b) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note.
          (c) If an Officer of the Issuer or any Note Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the Note Guarantees, the Issuer, the Company or the relevant Subsidiary Guarantor shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer, the Company or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. Upon request, the Issuer, the Company or the relevant Subsidiary Guarantor shall also provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.
          (d) Whenever in this Indenture there is mentioned, in any context:
          (1) the payment of principal;
          (2) purchase prices in connection with a purchase of Notes;
          (3) interest; or
          (4) any other amount payable on or with respect to any of the Notes, such reference shall be deemed to include payment of Additional Amounts as described in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
          (e) The Issuer and the Note Guarantors shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes or the Note Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the jurisdiction of organization of the Issuer or any of the Note Guarantors, or the jurisdiction of organization of any successor of the Issuer or any Note Guarantor, or any jurisdiction in which a Paying Agent is located, and the Issuer and the

Note Guarantors shall agree to indemnify the Holders for any such taxes paid by such Holders.
          (f) The obligations described in this Section shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Note Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.
ARTICLE 5
Successor Company
          SECTION 5.01. When Issuer and Note Guarantors May Merge or Transfer Assets. (a) The Company shall not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to, any Person, unless:
     (1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;
     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
     (3) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
          (b) The Issuer shall not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Issuer”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any member state of the European Union and the Successor Issuer (if not the Issuer) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
                (c) The Successor Company or Successor Issuer, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer, as applicable, under this Indenture. The predecessor Issuer, other than in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes, and the predecessor company shall be released from its obligations under the Note Guarantee.
                (d) The Company shall not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, in one or a series of related transactions, to any Person unless:
     (1) except in the case of a Subsidiary Guarantor (A) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (B) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, a member state of the European Union or any other jurisdiction under which such Subsidiary Guarantor was organized, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and
     (3) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
     (e) Notwithstanding the foregoing:
     (1) any Restricted Subsidiary may Consolidate with, merge into or transfer all or part of its properties and assets to the Company, the Issuer or any Subsidiary Guarantor and
     (2) the Company or the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in a jurisdiction within the United States of America, any state thereof or the District of Columbia, or, in the case of the Issuer, any member state of the European Union, to realize tax or other benefits.
ARTICLE 6
Defaults and Remedies
SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (1) the Issuer defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for 30 days;
     (2) the Issuer defaults in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;
     (3) the Company, the Issuer or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01;
     (4) the Company or any Restricted Subsidiary fails to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.15 (in each case, other than a failure to purchase Notes) and such failure continues for 30 days after the notice from the Trustee or the Holders specified below;
     (5) the Company or any Restricted Subsidiary fails to comply with its covenants or agreements with respect to such Notes contained in this Indenture (other than those referred to in clauses (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified below;
     (6) the Company or any Restricted Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $100,000,000 or its foreign currency equivalent;
     (7) the Company, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
          (A) commences a voluntary case;
          (B) consents to the entry of an order for relief against it in an involuntary case;
          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
          (D) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (A) is for relief against the Company, the Issuer or any Significant Subsidiary in an involuntary case;
          (B) appoints a Custodian of the Company, the Issuer or any Significant Subsidiary or for any substantial part of its property; or
          (C) orders the winding up or liquidation of the Company, the Issuer or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
     (9) any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $100,000,000 or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) is rendered against the Company, the Issuer or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; or

     (10) any Note Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Note Guarantor denies or disaffirms such Note Guarantor’s obligations under this Indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified below.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
               Notwithstanding the foregoing, a default under Section 6.01(4), 6.01(5), 6.01(6), 6.01(9) or 6.01(10) (and under Section 6.01(10) only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) shall not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer and the Trustee of the default and the Company, the Issuer or the Subsidiary, as applicable, does not cure such default within any applicable time specified in Section 6.01(4), 6.01(5), 6.01(6), 6.01(9) or 6.01(10) hereof after receipt of such notice.
               The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
               The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default under Section 6.01(6) or 6.01(10) and any event which with the giving of notice or the lapse of time would become an Event of Default under Section 6.01(4), 6.01(5) or 6.01(9), its status and what action the Company is taking or proposes to take with respect thereto.
     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8)) occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company or the Issuer occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), subject to Section 7.01, or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 7.01, if an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or direction.
          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal of or interest when due, no

          Holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
     (2) the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (5) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
          FIRST: to the Trustee for amounts due under Section 7.07;
          SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest respectively; and
          THIRD: to the Issuer.
                The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Issuer or the Company shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.
          SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.
          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, including any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, including any Opinion of Counsel.
          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          (g) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Issuer, except as otherwise set forth herein, but the Trustee may require of the Issuer full information and advice as to the performance of the covenants, conditions and agreements contained herein.
          (h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its negligence or willful misconduct;
          (i) Except for a default under Sections 6.01(1)or (2) hereof, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer shall have received from the Issuer or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture. In the absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists.

          (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and each Agent.
          (l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     SECTION 7.03. Individual Rights of Trustee. (a) The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.10.
          (b) The Trustee shall be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign as Trustee.
     SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Subsidiary Guarantees, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or the Offering Memorandum or in any other document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of or interest on any Note (including payments pursuant to the redemption provisions of such Note), the

Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.
     SECTION 7.06. [Reserved].
     SECTION 7.07. Compensation and Indemnity. The Issuer or the Company shall pay to the Trustee and Agents from time to time reasonable compensation for their services as shall be agreed to in writing from time to time by the Issuer and the Trustee and Agents, as applicable. The Trustee’s and Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Agents upon request for all reasonable out-of-pocket expenses incurred or made by them, including costs of collection, in addition to the compensation for their services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and Agents’ agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee and Agents, their agents, representatives, officers, directors, employees and attorneys against any and all loss, liability or expense (including reasonable compensation and expenses, disbursements and advances of the Trustee’s and Agents’ counsel) incurred by them in connection with the administration of this trust and the performance of their duties or in connection with the exercise or performance of any of their rights or powers hereunder. Such indemnified party shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by such indemnified party to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and such indemnified party shall provide reasonable cooperation in such defense. Such indemnified party may have separate counsel and the Issuer shall pay the fees and expenses of such counsel reasonably acceptable to the Issuer, provided, however, that the Issuer shall not be required to pay such fees and expenses if the Issuer assumes such defense unless there is a conflict of interest between the Issuer and such indemnified party in connection with such defense as determined by such indemnified party in consultation with counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or Agents through the Trustee’s or Agents’ own wilful misconduct, negligence or bad faith.
          In no event shall the Trustee or any Agent be responsible or liable for any special, indirect or consequential loss or damage of any kind (including, without limitation, loss of business, goodwill, opportunity or profit of any kind) of the Issuer or any Note Guarantor, even if advised of it in advance and even if foreseeable and regardless of the form of action.

          To secure the Issuer’s payment obligations in this Section, the Trustee and Agents shall have a lien prior to the Notes on all money or property held or collected by the Trustee or Agents other than money or property held in trust to pay principal of and interest on particular Notes.
          The Issuer’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and Agents and the discharge of this Indenture. When the Trustee and Agents incur expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
     SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
     SECTION 7.10. Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
ARTICLE 8
Discharge of Indenture; Defeasance
     SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) When (1) the Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the delivery of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Issuer irrevocably deposits with the Trustee cash in euro or euro-denominated European Government Obligations, or any combination thereof, sufficient to pay at maturity or upon redemption all outstanding Notes, including premium, if any, and interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Issuer pays all other sums payable under this Indenture by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. Upon satisfaction of the above conditions, the Trustee shall acknowledge satisfaction and discharge of this Indenture.
          (b) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (1) all its obligations under the Notes and this Indenture with respect to any

Notes (“legal defeasance option”) or (2) the obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.15 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5) (with respect only to the Company’s obligations under Section 4.02), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). In the event that the Issuer exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.
          Upon satisfaction of the conditions set forth herein and upon request of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel complying with Section 11.04, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.
     SECTION 8.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
     (1) the Issuer irrevocably deposits in trust with the Trustee cash in euro or euro-denominated European Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient to pay the principal of, premium (if any) and interest in respect of the Notes to redemption or maturity, as the case may be;
     (2) the Issuer delivers to the Trustee a certificate from an internationally recognized investment bank, appraisal firm or firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited European Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

     (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) with respect to the Issuer occurs which is continuing at the end of the period;
     (4) the deposit does not constitute a default under any other material agreement binding on the Issuer;
     (5) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (6) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee (A) an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (B) an Opinion of Counsel in the jurisdiction of organization of the Issuer to the effect that Holders will not recognize income, gain or loss for income tax purposes in such jurisdiction as a result of such deposit and defeasance and will be subject to income tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
     (7) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee (A) an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred and (B) an Opinion of Counsel in the jurisdiction of organization of the Issuer to the effect that Holders will not recognize income, gain or loss for income tax purposes in such jurisdiction as a result of such deposit and defeasance and will be subject to income tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
          Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.
          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust cash in euro or euro-denominated European Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited cash in euro or euro-denominated European Government Obligations, as the case may be, through the relevant Paying Agent(s) and in accordance with this Indenture to the payment of principal of and interest on the Notes.
          SECTION 8.04. Repayment to Issuer. The Trustee and the relevant Paying Agent(s) shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the relevant Paying Agent(s) shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.
          SECTION 8.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited European Government Obligations or the principal and interest received on such European Government Obligations.
          SECTION 8.06. Reinstatement. If the Trustee or the relevant Paying Agent(s) is unable to apply any cash in euro or euro-denominated European Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Note Guarantor’s obligations under this Indenture and each Note Guarantee with respect to such Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or the relevant Paying Agent(s) is permitted to apply all such cash in euro or euro-denominated European Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in euro or euro-denominated European Government Obligations held by the Trustee or the relevant Paying Agent(s).
ARTICLE 9
Amendments
          SECTION 9.01. Without Consent of Holders. The Issuer, the Note Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:
(1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to provide for the assumption by a successor corporation of the obligations of the Issuer or any Note Guarantor under this Indenture in compliance with Article 5;
     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;
     (4) to add Guarantees with respect to the Notes or to confirm and evidence the release, termination or discharge of any Note Guarantee when such release, termination or discharge is permitted under this Indenture;
     (5) to add to the covenants of the Company or the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Issuer;
     (6) to make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of this Indenture;
     (7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;
     (8) to make any amendment to the provisions of this Indenture relating to form, authentication, transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law, and (B) such amendment does not materially affect the rights of Holders to transfer Notes;
     (9) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture; or
     (10) to convey, transfer, assign, mortgage or pledge as security for the Notes any property or assets in accordance with Section 4.09.
          For the avoidance of doubt, nothing in this Indenture shall be construed to require any consent of any Holder to amend or supplement this Indenture in any manner that does not relate to the Notes.
          After an amendment under this Section becomes effective, the Issuer shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.02. With Consent of Holders. (a) The Issuer, the Note Guarantors and the Trustee may amend this Indenture with respect to the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for such Notes). Any existing Default or compliance with any provisions of this Indenture with respect to the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class, subject to the restrictions of Section 6.04 and this Section 9.02. Notwithstanding the foregoing, without the consent of each Holder affected thereby, an amendment or waiver may not:
     (1) reduce the amount of Notes whose Holders must consent to an amendment;
     (2) reduce the rate of or extend the time for payment of interest on any Note;
     (3) reduce the principal of or extend the Stated Maturity of any Note;
     (4) reduce the premium payable upon the redemption of any Note or change the time at which such Note may be redeemed pursuant to Article 3 hereto or paragraph 6 of the Notes;
     (5) make any Note payable in money other than that stated in such Note;
     (6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or
     (8) make any change in, or release other than in accordance with this Indenture, any Note Guarantee that would adversely affect the Holders.
          (b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.03. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
          The Issuer or the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.04. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer, the Company or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
          SECTION 9.05. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
          SECTION 9.06. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
Guarantees
          SECTION 10.01. Guarantees. (a) Each Note Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all of the Guaranteed Obligations of such Note Guarantor, jointly with the other Note Guarantors and severally. Each of the Note Guarantors further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such Guaranteed Obligation. Each of the Note Guarantors waives presentment to, demand of payment from and protest to the Issuer or any Note Guarantor of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all similar formalities.
          (b) Each of the Note Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder to any security held for the payment of its Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Trustee or any Holder in favor of the Company.
          (c) Except for termination of a Subsidiary Guarantor’s obligations hereunder or a release of such Subsidiary Guarantor pursuant to Section 10.06, to the fullest extent permitted by applicable law, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations of such Note Guarantor or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the obligations of each Note Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy under the provisions of this Indenture or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Indenture or any other agreement, including with respect to any other Note Guarantor under this Agreement; (iii) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations of such Note Guarantor; or (iv) any other act or omission that may or might in any manner or to any extent vary the risk of such Note Guarantor or otherwise operate as a discharge of such Note Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Note Guarantor).

          (d) To the fullest extent permitted by applicable law, each Note Guarantor waives any defense based on or arising out of any defense of the Company or any other Note Guarantor or the unenforceability of the Guaranteed Obligations of such Note Guarantor or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer or any other Note Guarantor, other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Note Guarantor. The Trustee may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Issuer or any Note Guarantor or exercise any other right or remedy available to them against the Issuer or any Note Guarantor, in each case without affecting or impairing in any way the liability of any Note Guarantor hereunder except to the extent the Guaranteed Obligations of such Note Guarantor have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Note Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Note Guarantor against the Issuer or any other Note Guarantor, as the case may be.
          (e) Each of the Note Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation of such Note Guarantor is rescinded or must otherwise be restored by the Trustee upon the bankruptcy or reorganization of the Issuer, any other Note Guarantor or otherwise.
          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors, transferees and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):
     (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Issuer or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor;
     (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;
     (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
     (4) unless there is then existing an Event of Default, at such time and for so long as any such Subsidiary Guarantor that became a Subsidiary Guarantor after the Closing Date pursuant to Section 4.11 does not Guarantee any Indebtedness that would have required such Subsidiary Guarantor to enter into a Indenture pursuant to Section 4.11 and the Issuer provides an Officers’ Certificate to the Trustee certifying that no such Guarantee is outstanding and the Issuer elects to have such Subsidiary Guarantor released from this Article 10;
     (5) at any time during a Suspension Period if the Issuer provides an Officers’ Certificate to the Trustee stating that the Issuer elects to have such Subsidiary Guarantor released from this Article 10; or
     (6) upon the exercise by the Issuer of its legal defeasance option or its covenant defeasance option or if the Obligations of the Issuer under this Indenture and the Notes are discharged pursuant to Article 8;
provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company,

(ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company complies with its obligations under Section 4.06.
At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
          SECTION 10.07. Contribution. Each Note Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Note Guarantor in an amount equal to such other Note Guarantor’s pro rata portion of such payment based on the respective net assets of all the Note Guarantors at the time of such payment determined in accordance with GAAP.
ARTICLE 11
Miscellaneous
SECTION 11.01. [Reserved].
          SECTION 11.02. Notices. Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail addressed as follows:
if to the Issuer:
Goodyear Dunlop Tires Europe B.V.
Park Lane Culliganlaan 2A
1831 Diegem, Brussels
Belgium
fax: 0032-2-761 1879
Attention of: Vice President Finance EMEA
if to the Company:
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316
fax: 330-796-6502
Attention of: Treasurer
if to the Trustee:
Deutsche Trustee Company Limited
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
fax: +44 (0) 20 7547 6149
Attention of: Trustee & Securities Services

if to the Registrar:
Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115, Luxembourg
fax: +352 473 136
Attention of: Coupon Paying Department
if to the Principal Paying Agent and Transfer Agent:
Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
fax: +44 (0) 207 547 6149
Attention of: Managing Director
if to the Luxembourg Paying Agent and Transfer Agent:
The Bank of New York Mellon (Luxembourg), S.A.
Vertigo Building — Polaris
2-4 rue Eugène Ruppert
L-2453, Luxembourg
fax: + 352 2452 4204
Attention of: Structured Product Services
          Each of the Issuer, the Company, the Trustee and the agents set forth in the immediately preceding paragraph by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          For Notes which are represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders. So long as any Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, any such notice to the Holders of the relevant notes shall also be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu), and, in connection with any redemption, the Issuer shall notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.
          Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Note in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the depositary for such Note (or its designee) pursuant to the customary procedures of such depositary.
          Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
          In no event, shall Agents be liable for any losses arising from Agents receiving and acting on any instructions from the Issuer or Note Guarantor via any non-secure method of transmission or communication, including, without limitation, by facsimile or email.
          SECTION 11.03. [Reserved].
          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee, to the extent reasonably requested by the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with (provided, however, that such counsel may rely as to matters of fact on Officers’ Certificates).
          SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate (other than a certificate delivered pursuant to Section 4.13) or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 11.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
          SECTION 11.07. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. Each Agent may make reasonable rules for its functions.
          SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
          SECTION 11.09. Governing Law; Submission to Jurisdiction; Service. (a) This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The provisions of Articles 86 to 94-8 of the Luxembourg Law on Commercial Companies of August 10, 1915 (as amended) regarding the representation of noteholders and noteholders’ meetings shall not apply to the Notes.
          (b) The Company, the Issuer and each Subsidiary Guarantor irrevocably submit to the jurisdiction of any state or federal court located in The Borough of

Manhattan, City of New York in relation to any legal action or proceeding arising out of, related to or in connection with this Indenture, the Notes and the Note Guarantees.
          (c) The Issuer and each Subsidiary Guarantor appoint the Company as its agent for service of process in any such action or proceeding.
          SECTION 11.10. Judgment Currency. Any payment on account of an amount that is payable in euros (the “Required Currency”) which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company, the Issuer or any Subsidiary Guarantor, shall constitute a discharge of the Company’s, the Issuer’s or the Subsidiary Guarantor’s obligation under this Indenture and the Notes, as the case may be, only to the extent of the amount of the Required Currency which such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, under this Indenture or the Notes, the Company, the Issuer and the Subsidiary Guarantors shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss sustained by such recipient as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Indenture, the Notes or any judgment or order.
          SECTION 11.11. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Issuer or any Note Guarantor shall not have any liability for any obligations of the Issuer under the Notes or this Indenture or of such Note Guarantor under its Note Guarantee or this Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
          SECTION 11.12. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Identure to be duly executed as of the date first written above.

GOODYEAR DUNLOP TIRES EUROPE B.V
by	/s/ Olivier Rousseau
	Name:	Mr.Olivier Rousseau
	Title:	Director and CFO

by	/s/ Arthur de Bok
	Name:	Mr.Arthur de Bok
	Title:	Director, Chairman and President
[Signature Pages to Indenture for 6 3/4% senior notes due 2019]

PARENT GUARANTOR THE GOODYEAR TIRE & RUBBER COMPANY
by	/s/ Scott A. Honnold
	Name:	Scott A. Honnold
	Title:	Vice President and Treasurer

[Signature Pages to Indenture for 6 3/4% senior notes due 2019]

SUBSIDIARY GUARANTORS CELERON CORPORATION
by	/s/ Scott A. Honnold
	Name:	Scott A. Honnold
	Title:	Vice President and Treasurer

DAPPER TIRE CO., INC.
by	/s/ Scott A. Honnold
	Name:	Scott A. Honnold
	Title:	Vice President and Treasurer

DIVESTED COMPANIES HOLDING COMPANY
by	/s/ Todd M. Tyler
	Name:	Todd M. Tyler
	Title:	Vice President, Treasurer and Secretary

by	/s/ Randall M. Loyd
	Name:	Randall M. Loyd
	Title:	Vice President and Assistant Secretary

[Signature Pages to Indenture for 6 3/4% Senior Notes due 2019]

DIVESTED LITCHFIELD PARK PROPERTIES, INC.
By	/s/ Todd M. Tyler
	Name:	Todd M. Tyler
	Title:	Vice President, Treasurer and Secretary

By	/s/ Randall M. Loyd
	Name:	Randall M. Loyd
	Title:	Vice President and Assistant Secretary

GOODYEAR CANADA INC.
By:	/s/ Douglas S. Hamilton
	Name:	Douglas S. Hamilton
	Title:	President

By:	/s/ Robin M. Hunter
	Name:	Robin M. Hunter
	Title:	Secretary

GOODYEAR CANADA INC.
By:	/s/ Scott A. Honnold
	Name:	Scott A. Honnold
	Title:	Vice President and Treasurer

[Signature Pages to Indenture for 6 3/4% Senior Notes due 2019]

GOODYEAR FARMS, INC
By:	/s/ Scott A. Honnold
	Name:	Scott A. Honnold
	Title:	Vice President and Treasurer

GOODYEAR INTERNATIONAL CORPORATION
By:	/s/ Scott A. Honnold
	Name:	Scott A. Honnold
	Title:	Vice President and Treasurer

GOODYEAR WESTERN HEMISPHERE CORPORATION
By:	/s/ Scott A. Honnold
	Name:	Scott A. Honnold
	Title:	Vice President and Treasurer

[Signature Pages to Indenture for 6 3/4% Senior Notes due 2019]

WHEEL ASSEMBLIES INC.
By:	/s/ Scott A. Honnold
	Name:	Scott A. Honnold
	Title:	Vice President and Treasurer

WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC
By:	/s/ Scott A. Honnold
	Name:	Scott A. Honnold
	Title:	Vice President and Treasurer

[Signature Pages to Indenture for 6 3/4% Senior Notes due 2019]

DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee,
by	/s/ K. MARTIN		/s/ R. BIBB
	Name:	K. MARTIN	R. BIBB
	Title:	ASSOCIATE DIRECTOR	ASSOCIATE DIRECTOR

DEUTSCHE BANK LUXEMBOURG S.A., as Registrar,
by	/s/ K. MARTIN		/s/ R. BIBB
	Name:	K. MARTIN	R. BIBB
	Title:	ATTORNEY	ATTORNEY

DEUTSCHE BANK AG, LONDON BRANCH, as Principal Paying Agent and Transfer Agent,
by	/s/ M. KEELER		/s/ R. BIBB
	Name:	M. KEELER	R. BIBB
	Title:	Director	VP

THE BANK OF NEW YORK MELLON (LUXEMBOURG), S.A., as Luxembourg Paying Agent and Transfer Agent,
by	/s/ Paul Cattermole
	Name:	Paul Cattermole
	Title:	Vice President

APPENDIX A
PROVISIONS RELATING TO NOTES
     1. Definitions
     1.1 Definitions
     Capitalized terms used but not otherwise defined in this Appendix A shall have the meanings assigned to them in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
          “Definitive Registered Note” means a certificated Note that does not include the Global Notes Legend.
          “Depositary” means Deutsche Bank AG, London Branch, as common depositary of Euroclear and Clearstream, or another Person designated as common depositary by the Issuer.
          “QIB” means a “Qualified Institutional Buyer” as defined in Rule 144A.
          “Regulation S” means Regulation S under the Securities Act.
          “Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.
          “Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Closing Date with respect to such Notes.
          “Rule 144A” means Rule 144A under the Securities Act.
          “Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended.
          “Transfer Restricted Notes” means Definitive Registered Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

     1.2 Other Definitions

	Defined in
Term	Section
“Agent Members”	2.1	(c)
“Definitive Registered Notes Legend”	2.3(e)(iii)
“Global Note”	2.1	(b)
“Global Notes Legend”	2.3(e)(iv)
“Permanent Regulation S Global Note”	2.1	(b)
“Regulation S Global Note”	2.1	(b)
“Restricted Notes Legend”	2.3(e)(i)
“Rule 144A Global Note”	2.1	(b)
“Temporary Regulation S Global Note”	2.1	(b)
“Temporary Regulation S Global Notes Legend”	2.3(e)(ii)
     2. The Notes
     2.1 Form and Dating
          (a) The Notes issued on the date hereof will be (i) offered and sold by the Issuer pursuant to a purchase agreement and (ii) resold initially only to (1) QIBs in reliance on Rule 144A and (2) Persons outside the United States in reliance on Regulation S. Such Notes may thereafter be transferred to, among others, QIBs and purchasers outside the United States in reliance on Regulation S.
          (b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in fully registered form without interest coupons (collectively, the “Rule 144A Global Notes”). The Regulation S Global Notes shall be issued initially in the form of one or more temporary global Notes in fully registered form without interest coupons (the “Temporary Regulation S Global Notes”). Beneficial interests in the Temporary Regulation S Global Notes will be exchanged for beneficial interests in one or more corresponding permanent global Notes in fully registered form without interest coupons (the “Permanent Regulation S Global Notes” and, together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”) within a reasonable period after the expiration of the Restricted Period upon delivery of the certification contemplated by Section 3. The Temporary Regulation S Global Notes shall also bear the Temporary Regulation S Notes Legend. The Rule 144A Global Notes and the Regulation S Global Notes shall bear the Global Notes Legend and the Restricted Notes Legend. The Rule 144A Global Notes and the Regulation S Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or a nominee of such Depositary, duly executed by the Issuer and authenticated by the Trustee or an Authentication Agent as provided in the Indenture. The Rule 144A Global Notes and the Regulation S Global Notes are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on

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the records of the Trustee or Registrar and the Depositary or its nominee and on the schedules thereto as hereinafter provided, in connection with transfers, exchanges, redemptions and repurchases of beneficial interests therein.
          (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.
          The Issuer shall execute and the Trustee or an Authentication Agent shall, in accordance with Section 2.02 of the Indenture and Section 2.2 and pursuant to an Authentication Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions.
          Members of, or direct or indirect participants in, Euroclear or Clearstream (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or under such Global Note. So long as the Depositary or any of its nominees is the registered holder of a Global Note, the Depositary or such nominee will be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the sole owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear or Clearstream and their respective Agent Members, the operation of customary practices thereof governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
          (d) Definitive Registered Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.
     2.2 Authentication. The Trustee or an Authentication Agent shall authenticate and make available for delivery upon receipt of an Authentication Order of the Issuer signed by two of its Officers or a duly authorized attorney-in-fact (a) Notes for original issue on the date hereof in an aggregate principal amount of €250,000,000 and (b) subject to the terms of the Indenture, Additional Notes in an unlimited aggregate principal amount. Such Authentication Order shall (x) specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated, (y) direct the Trustee or an Authentication Agent to authenticate such Notes and (z) certify, or be accompanied by an Officers’ Certificate certifying, that all conditions precedent to the issuance of such Notes have been complied with in accordance with the terms hereof.
     2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Registered Notes. When Definitive Registered Notes are presented to the Registrar with a request:

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          (i) to register the transfer of such Definitive Registered Notes; or
          (ii) to exchange such Definitive Registered Notes for an equal principal amount of Definitive Registered Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met, provided, however, that the Definitive Registered Notes surrendered for transfer or exchange:
          (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
          (2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:
          (i) if such Definitive Registered Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Note); or
          (ii) if such Definitive Registered Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Note); or
          (iii) if such Definitive Registered Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144A or Regulation S or another available exemption under the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Note) and (y) if the Issuer or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
          (b) Restrictions on Transfer of a Definitive Registered Note for a Beneficial Interest in a Global Note. A Definitive Registered Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Registered Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer, the Trustee, the Transfer Agent and the Registrar, together with:
          (i) certification (in the form provided in Exhibit 2) that such Definitive Registered Note is being transferred (1) to a QIB in accordance with Rule 144A or (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and
          (ii) written instructions directing the Registrar to make, or to direct the Depositary to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the account to be credited with such increase; then the Trustee shall cancel such Definitive Registered Note

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and cause, or direct the Depositary to cause the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Registered Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Registered Note so cancelled. If no Global Notes are then outstanding and the Global Notes have not been previously exchanged for Definitive Registered Notes pursuant to Section 2.4, the Issuer shall issue and the Trustee or an Authentication Agent shall authenticate, upon receipt of an Authentication Order, a new Global Note in the appropriate principal amount.
          (c) Transfer and Exchange of Global Notes.
          (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the applicable rules and procedures of Euroclear and Clearstream. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the applicable rules and procedures of Euroclear and Clearstream containing information regarding the Agent Member account to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the Agent Member account from which such transfer is made shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Registrar of a certification in the form provided in Exhibit 2 from the transferor to the effect that such transfer is being made in accordance with Regulation S.
          (ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a successor Depositary or a nominee of such successor Depositary.
          (d) Restrictions on Transfer of Regulation S Global Note.
          (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial interests in the Temporary Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company or any Subsidiary thereof, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A and who takes ownership of such beneficial interest through the Rule 144A Global Note or (3) to non-U.S. Persons in an offshore transaction in accordance with Regulation S, in each case in accordance with any applicable securities

5

laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Registrar of a written certification from the transferor of the beneficial interest in the form provided in Exhibit 2 to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.
          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
          (iii) Notwithstanding anything to the contrary in the Indenture, in no event shall a Definitive Registered Note be delivered upon exchange or transfer of a beneficial interest in a Temporary Regulation S Global Note prior to the end of the Restricted Period.
          (e) Legends.
          (i) Each Transfer Restricted Note shall bear the following legend (the “Restricted Notes Legend”):
          “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH EITHER ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS

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BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES DURING THE RESTRICTED PERIOD APPLICABLE TO REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”
          (ii) Each Temporary Regulation S Global Note shall bear the following additional legend (the “Temporary Regulation S Global Notes Legend”):
          “THIS SECURITY IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN A NON-U.S. PERSON. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL SECURITIES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED.”
          (iii) Each Definitive Registered Note shall bear the following additional legend (the “Definitive Registered Notes Legend”):
          “IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

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          (iv) Each Global Note shall bear the following legend (the “Global Notes Legend”):
          “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE, OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
          (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Registered Notes, transferred, redeemed, repurchased or cancelled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Registered Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Depositary for such Global Note), by the Trustee or the Depositary, to reflect such reduction.
          (g) Obligations with Respect to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee or an Authentication Agent shall authenticate, Definitive Registered Notes and Global Notes at the Registrar’s request.
          (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to the Indenture).

8

          (iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
          (iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.
          (v) Notwithstanding any statement herein, the Issuer and the Trustee, and their respective agents and nominees, reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing Notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and any state therein and any other applicable laws or as Euroclear or Clearstream may require.
          (h) No Obligation of the Trustee.
          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance, with any restrictions on transfer imposed under the Indenture or under applicable law or regulation with respect to any transfer of any interest in any Note (including, without limitation, any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

9

     2.4 Definitive Registered Notes.
          (a) A Global Note deposited with the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Registered Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) Euroclear and Clearstream notify the Issuer they are unwilling or unable to continue as clearing agency and a successor clearing agency is not appointed by the Issuer within 90 days, (ii) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Issuer within 90 days of such notice and (iii) the Issuer, at its option, notifies the Trustee that the Issuer elects to cause the issuance of definitive Notes in registered form for all, but not a part of, the Global Notes. Except as provided by the foregoing, owners of book-entry interests in the Global Notes will not be entitled to have any portions of such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or holders of such Global Notes (or any notes represented thereby) under the Indenture or the Notes.
          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee or an Authentication Agent shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Registered Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Note in the form of a Definitive Registered Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.
          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.
          (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Registered Notes in fully registered form without interest coupons.
     3. Form of Certificate to be Delivered upon Termination of Restricted Period.
[Date]
Goodyear Dunlop Tires Europe B.V.
c/o Deutsche Trustee Company Limited,

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[          ]
Attention: [          ]
Telecopy: [          ]
Re: Goodyear Dunlop Tires Europe B.V. (the “Issuer”)
6 3/4% Senior Notes due 2019 (the “Notes”)
Ladies and Gentlemen:
          This letter relates to Notes represented by a temporary global note (the “Temporary Regulation S Global Note”). Pursuant to Section 2.1(b) of Appendix A to the Indenture dated as of April 20, 2011 relating to the Notes (the “Indenture”), we hereby certify that the persons who are the beneficial owners of €[_______] principal amount of Notes represented by the Temporary Regulation S Global Note are either non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note representing the undersigned’s interest in the principal amount of Notes represented by the Temporary Regulation S Global Note, all in the manner provided by the Indenture. We certify that we are not an Affiliate of the Issuer.
          You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.
Very truly yours,
[Name of Transferor]
By:____________________________
_______________________________
Authorized Signature

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EXHIBIT 1
[FORM OF FACE OF SECURITY]
6 3/4% Senior Notes due 2019
[Global Notes Legend]
[Restricted Notes Legend]
[Temporary Regulation S Global Notes Legend]
[Definitive Registered Notes Legend]

1

No. -	€__________
6 3/4% Senior Note due 2019
Common Code No. [Reg S/144A] [61523863/61523766]

ISIN No.[Reg S/144A] [XS0615238630/XS0615237665]
          GOODYEAR DUNLOP TIRES EUROPE B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), promises to pay to [          ], or registered assigns, the principal sum [of €      ] [listed on the Schedule of Increases or Decreases in Global Note attached hereto]1 on April 15, 2019.
Interest Payment Dates: April 15 and October 15, commencing October 15, 2011
Record Dates: April 1 or October 1

[1]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

2

          Additional provisions of this Note are set forth on the other side of this Note.
          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

GOODYEAR DUNLOP TIRES EUROPE B.V.,
by
Name:
Title:

by
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
DEUTSCHE TRUSTEE COMPANY LIMITED,
     as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

*/	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit 1 captioned “TO BE ATTACHED TO GLOBAL NOTES — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

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[FORM OF REVERSE SIDE OF SECURITY]
6 3/4% Senior Note due 2019
1. Interest
          GOODYEAR DUNLOP TIRES EUROPE B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (such company, and its successors and assigns under the Indenture hereinafter referred to, being called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semi-annually on April 15 and October 15 of each year, commencing on October 15, 2011. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 20, 2011 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
          The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, Additional Amounts, if any, and interest in euros. Principal, interest, Additional Amounts, and premium, if any, on Global Notes will be payable at the specified office or agency of the relevant Paying Agent(s); provided, that all such payments with respect to Notes represented by one or more Global Notes registered in the name of or held by a nominee of Euroclear and/or Clearstream will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.
          Principal, interest, Additional Amounts and premium, if any, on any Definitive Registered Notes will be payable at the specified office or agency of one or more Paying Agents in the City of London and Luxembourg, maintained for such purposes. In addition, interest on the Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Registered Notes.
          If the due date for any payment in respect of any Note is not a Business Day at the place in which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

3. Paying Agent, Transfer Agent and Registrar
          Initially, Deutsche Bank Luxembourg S.A., will act as Registrar, Deutsche Bank AG, London Branch, will act as Transfer Agent and Principal Paying Agent in London, and The Bank of New York Mellon (Luxembourg), S.A., will act as Transfer Agent and Paying Agent in Luxembourg. The Issuer may appoint and change any Paying Agent, Transfer Agent or Registrar without notice. The Issuer, the Company or any Wholly Owned Subsidiary may act as Paying Agent, Transfer Agent or Registrar.
4. Indenture
          The Issuer issued the Notes under an Indenture dated as of April 20, 2011 (the “Indenture”), among the Issuer, the Note Guarantors, the Trustee, Deutsche Bank Luxembourg S.A., as Registrar, Deutsche Bank AG, London Branch, as Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg Paying Agent and Transfer Agent. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.
          The Notes are senior unsecured obligations of the Issuer. This Note is one of the Notes referred to in the Indenture. The Indenture imposes certain limitations on the ability of the Issuer, the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, sell assets, including shares of capital stock of Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and create or incur Liens. The Indenture also imposes limitations on the ability of the Issuer and each Note Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
          Following the first day (the “Suspension Date”) that (i) the Notes have an Investment Grade Rating from both of the Rating Agencies, and (ii) no Default with respect to the Notes has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and Section 5.01(a)(3) (collectively, the “Suspended Covenants”) of the Indenture with respect to the Notes. In addition, the Company may elect to suspend the Subsidiary Guarantees with respect to the Notes. Upon and following any Reversion Date, the Company and its Restricted Subsidiaries shall again be subject to the Suspended Covenants with respect to the Notes with respect to future events and the Subsidiary Guarantees with respect to the Notes shall be reinstated.
5. Guarantee
          The payment by the Issuer of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior

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unsecured basis by each Note Guarantor to the extent set forth in the Indenture. The precise terms of the Note Guarantee of the Notes and the Guaranteed Obligations of the Note Guarantors with respect to the Notes are expressly set forth in Article 10 of the Indenture.
6. Optional Redemption
          Except as set forth below in this paragraph 6 and paragraph 7, the Issuer will not be entitled to redeem the Notes.
          On or after April 15, 2015, the Issuer may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period commencing on April 15 of the years set forth below:

Redemption
Year	Price
2015	103.375%
2016	101.688%
2017 and thereafter	100.000%
          In addition, prior to April 15, 2014, the Issuer may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 106.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding after giving effect to any such redemption and (2) any such redemption by the Issuer is made within 90 days after the closing of such Equity Offering and is made in accordance with certain procedures set forth in the Indenture.
          In addition, prior to April 15, 2015, the Issuer may at its option redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be given to each Holder not less than 30 nor more than 60 days prior to the redemption date.
          “Applicable Premium” means, with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on

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April 15, 2015 (such redemption price being described in the first paragraph in this section exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such Note through April 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Bund Rate plus 50 basis points, over (B) the principal amount of such Note on such redemption date.
          “Bund Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that have become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from such redemption date to April 15, 2015; provided, however, that if the period from the redemption date to April 15, 2015 is not equal to the constant maturity of the direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from the redemption date to April 15, 2015 is less than a year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.
7. Redemption Upon Changes in Withholding Taxes
          The Issuer is entitled to redeem the Notes, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:
          (a) a change in or an amendment to the laws (including any regulations promulgated thereunder) of any Relevant Taxing Jurisdiction (or any political subdivision or taxing authority thereof or therein), or
          (b) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after April 15, 2011 and the Issuer cannot avoid such obligation by taking reasonable measures available to it.
          Before the Issuer publishes or gives notice of redemption of the Notes as described above, the Issuer will deliver to the Trustee an Officers’ Certificate to the effect

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that the Issuer cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Issuer will also deliver an opinion of independent legal counsel of recognized standing stating that the Issuer would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations. The Trustee will accept such Officers’ Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders. For the avoidance of doubt, the implementation of European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such directives will not be a change or amendment for such purposes.
8. Payment of Additional Amounts
          The Issuer is required to make all payments under or with respect to the Notes free and clear of and without withholding or deduction for or on account of any present or future Taxes in accordance with Section 4.16 of the Indenture.
9. Sinking Fund
The Notes are not subject to any sinking fund.
10. Notice of Redemption
          At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer, or the Trustee (at the direction of the Issuer), shall give notice of redemption to each Holder of Notes to be redeemed. Notes in denominations larger than €100,000 may be redeemed in part but only in whole multiples of €1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with one or more Paying Agents on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
          In addition, for so long as any Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, any such notice to the Holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu), and, in connection with any redemption, the Issuer will notify the Luxembourg Stock Exchange of any change in the principal amount of notes outstanding.

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11. Repurchase of Notes at the Option of Holders
          Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.
          In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.
12. Denominations; Transfer; Exchange
          The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar, the Transfer Agent and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar or Transfer Agent need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or for a period of 15 days prior to an interest payment date.
13. Persons Deemed Owners
          Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.
14. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and such Paying Agent shall have no further liability with respect to such monies.
15. Discharge and Defeasance
          Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture with respect to the Notes if the Issuer deposits with the Trustee euro, European Government Obligations, or any combination thereof, for the payment of principal of, and interest on the Notes to redemption, or maturity, as the case may be.

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16. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture with respect to the Notes or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of all of the Notes then outstanding voting as a single class and (ii) any Default with respect to the Notes may be waived with the written consent of the Holders of at least a majority in principal amount of all of the Notes then outstanding voting as a single class.
          Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuer, the Note Guarantors and the Trustee may amend the Indenture with respect to the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Issuer or any Note Guarantor under the Indenture in compliance with Article 5 of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iv) to add Guarantees with respect to the Notes or to confirm and evidence the release, termination or discharge of any such Note Guarantee when such release, termination or discharge is permitted under the Indenture; (v) to add additional covenants for the benefit of the Holders of the Notes or to surrender rights and powers conferred on the Company or the Issuer; (vi) to make any change that does not adversely affect the rights of any Holder of Notes in any material respect, subject to the provisions of the Indenture; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any amendment to provisions of the Indenture relating to form, authentication, transfer and legending of the Notes; provided, however, that compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act; (ix) to provide for the issuance of Additional Notes in accordance with the terms of the Indenture; or (x) to convey, transfer, assign, mortgage or pledge as security for the Notes any property or assets in accordance with Section 4.09 of the Indenture.
17. Defaults and Remedies
          An “Event of Default” with respect to the Notes occurs if: (i) the Issuer defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for 30 days; (ii) the Issuer defaults in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise; (iii) the Company, the Issuer or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01 of the Indenture; (iv) the Company or any Restricted Subsidiary fails to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.15 of the Indenture (in each case, other than a failure to purchase Notes) and such failure continues for 30 days after the notice from the Trustee or the Holders specified below; (v) the Company or any Restricted Subsidiary fails to comply with its covenants or agreements contained in the Notes or the Indenture (other than those referred to in clauses (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified below; (vi) the Company or any Restricted Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the

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Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $100,000,000 or its foreign currency equivalent; (vii) certain events of bankruptcy, insolvency or reorganization of the Company, the Issuer or a Significant Subsidiary under Sections 6.01(7) and (8) of the Indenture; (viii) any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $100,000,000 or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) is rendered against the Company, the Issuer or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; or (ix) any Note Guarantee with respect to the Notes ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Note Guarantor denies or disaffirms such Note Guarantor’s obligations under the Indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified below.
          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          Notwithstanding the foregoing, a default under clause (iv), (v), (vi), (viii) or (ix) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) shall not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer and the Trustee of the default and the Company, the Issuer or the Subsidiary Guarantor, as applicable, does not cure such default within any applicable time specified in clause (iv), (v), (vi), (viii) or (ix) hereof after receipt of such notice.
          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of all of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
18. Trustee Dealings with the Company
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

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19. No Recourse Against Others
          A director, officer, employee or shareholder, as such, of the Issuer or any Note Guarantor shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
20. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authentication agent) manually signs the certificate of authentication on the other side of this Note.
21. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
22. Governing Law
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          The provisions of Articles 86 to 94-8 of the Luxembourg Law on Commercial Companies of August 10, 1915 (as amended) regarding the representation of noteholders and noteholders’ meetings shall not apply to the Notes.
23. Common Codes and ISINs
          The Issuer has caused Common Codes and ISINs to be printed on the Notes and has directed the Trustee to use Common Codes and ISINs in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice or notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
     (Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                             agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                                                                                Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES]
     This certificate relates to €____________ principal amount of Notes held in definitive registered form by the undersigned.
     The undersigned has requested the Trustee by written order to exchange or register the transfer of a Definitive Registered Note.
     In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the time that the Notes may be freely traded without any limitations and conditions under Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)	☐ to the Issuer; or

(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐ pursuant to an effective registration statement under the Securities Act; or

(4)	☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(5)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐ pursuant to another available exemption from registration provided under the Securities Act.
               Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Trustee or the Issuer has reasonably requested

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to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
Date: _____________________
Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)
TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
Signature:
                        (to be executed by an executive officer of purchaser)

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[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
          The initial principal amount of this Global Note is €[    ]. The following increases or decreases in this Global Note have been made:

Date of	Amount of decrease in	Amount of increase in	Principal amount of this	Signature of authorized
Exchange	Principal Amount of this	Principal Amount of this	Global Note following such	signatory of Trustee or
	Global Note	Global Note	decrease or increase	Principal Paying Agent

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OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:
Asset Sale ☐ Change of Control ☐
          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount (€100,000 and integral multiples of €1,000 in excess thereof):
€__________
Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Note)
Signature Guarantee:_____________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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EXHIBIT 2
[FORM OF CERTIFICATE OF TRANSFER]
Deutsche Trustee Company Limited
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
 Re: 6 3/4% Senior Notes due 2019 of Goodyear Dunlop Tires Europe B.V. (the “Notes”)
          Reference is hereby made to the Indenture dated as of April 20, 2011, among Goodyear Dunlop Tires Europe B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Issuer”), The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), the Subsidiary Guarantors listed on the signature pages thereto, Deutsche Trustee Company Limited, as Trustee (the “Trustee”), Deutsche Bank Luxembourg S.A., as registrar, Deutsche Bank AG, London Branch, as principal paying agent and transfer agent, and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg paying agent and transfer agent (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          ________________, (the “Transferor”) owns and proposes to transfer the Note/Notes or interest in such Note/Notes (the “Book-Entry Interest”) specified in Annex A hereto, in the principal amount of €______________ in such Note/Notes or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transfer is Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice was given that the Transfer was being made in reliance on Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States or any other jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Note and/or the Rule 144A Definitive Registered Note (as applicable) and in the Indenture, the Securities Act and any applicable securities laws of any state of the United States or any other jurisdiction.

2. ☐ Check if Transfer is pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Regulation S under the Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and (iv) if the Transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will be subject to the restrictions on transfer printed on the Regulation S Global Note and/or the Regulation S Definitive Registered Note (as applicable) and in the Indenture and any applicable securities laws of any jurisdiction.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

2

ANNEX A TO CERTIFICATE OF TRANSFER
     The Transferor owns and proposes to transfer the following:
[CHECK ONE]
☐ a Book-Entry Interest held through Euroclear Account No. _______ or Clearstream Banking Account No._____, in the:
☐ Rule 144A Global Note (ISIN/COMMON CODE _________); or
☐ Regulation S Global Note (ISIN/COMMON CODE ________); or
☐ a Rule 144A Definitive Registered Note; or
☐a Regulation S Definitive Registered Note.
After the Transfer the Transferee will hold:
[CHECK ONE]
☐ a Book-Entry Interest through Euroclear Account No. _________ or Clearstream Banking Account No. ______ in the:
☐ Rule 144A Global Note (ISIN/COMMON CODE _________); or
☐ Regulation S Global Note (ISIN/COMMON CODE ________); or
☐ a Rule 144A Definitive Registered Note; or
☐a Regulation S Definitive Registered Note.

3

EXHIBIT 3
[FORM OF SUPPLEMENTAL INDENTURE]
               SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of         , among [GUARANTOR] (the “New Guarantor”), a subsidiary of THE GOODYEAR TIRE & RUBBER COMPANY (or its successor), an Ohio corporation (the “Company”), GOODYEAR DUNLOP TIRES EUROPE B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Issuer”), the subsidiary guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”) and DEUTSCHE TRUSTEE COMPANY LIMITED, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
          WHEREAS the Issuer and the Note Guarantors (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee the Indenture dated as of April 20, 2011 (the “Indenture”), providing for the issuance of the Issuer’s 6 3/4% Senior Notes due 2019 (the “Notes”), initially in the aggregate principal amount of €250,000,000.
          WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
          1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all Existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture with respect to the Notes and of the Notes themselves.

EXHIBIT 3
          2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture with respect to the Notes only is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture with respect to the Notes only for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

EXHIBIT 3
          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],
by
Name:
Title:

THE GOODYEAR TIRE & RUBBER COMPANY,
by
Name:
Title:

GOODYEAR DUNLOP TIRES EUROPE B.V.,
by
Name:
Title:

[EXISTING GUARANTORS],
by
Name:
Title:

DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee,
by
Name:
Title: